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                                                                 Exhibit (c)(8)

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         Amendment dated as of January 6, 1997 to that Agreement and Plan of Merger dated as of December 6, 1996 (the "Merger Agreement") among Square Industries, Inc., a New York corporation (the "Company"), Central Parking Corporation, a Tennessee Corporation (the "Purchaser"), and Central Parking System -- Empire State, Inc., a New York corporation and an indirect wholly-owned subsidiary of the Purchaser ("Merger Sub").

         WHEREAS, the Company, the Purchaser and the Merger Sub have entered into the Merger Agreement; and

         WHEREAS, the parties have agreed to amend the Merger Agreement;

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

         The Conditions to the Offer contained in paragraphs b and c of Annex A of the Merger Agreement are hereby amended such that each reference to the "good faith judgment" of the Purchaser is changed to the "reasonable good faith judgment" of the Purchaser.

         Except as specifically amended herein, the terms of the Merger Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first above written.

                                   Square Industries, Inc.

                                   By:  ______________________________________
                                   Its: ______________________________________

                                   Central Parking Corporation

                                   By:  ______________________________________
                                   Its: ______________________________________

                                   Central Parking System -- Empire State, Inc.

                                   By:  ______________________________________
                                   Its: ______________________________________